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                                                                     EXHIBIT 5.1



                                  July 10, 1998







(213) 229-7000                                                     C 30302-00068

Foodmaker, Inc.
CP Distribution Co.
CP Wholesale Co.
Jack in the Box, Inc.
Foodmaker International Franchising Inc.

        Re:     Exchange of 8 3/8% Senior Subordinated Notes Due 2008

Ladies and Gentlemen:

        We have acted as counsel for Foodmaker, Inc., a Delaware corporation (the "Company"), CP Distribution Co., a Delaware corporation ("CP Distribution"), CP Wholesale Co., a Delaware corporation ("CP Wholesale"), Jack in the Box, Inc., a New Jersey corporation, ("JIB, Inc."), and Foodmaker International Franchising Inc., a Delaware corporation ("International Franchising," and along with CP Distribution, CP Wholesale and JIB, Inc., the "Subsidiary Guarantors") (the Company and the Subsidiary Guarantors are collectively referred to herein as the "Registrants"), in connection with the proposed offer by the Company (the "Exchange Offer") to exchange $125,000,000 aggregate principal amount of 8 3/8% Senior Subordinated Notes Due 2008 (the "Exchange Notes") of the Company for a like aggregate principal amount of privately placed 8 3/8% Senior Subordinated Notes Due 2008 (the "Old Notes"). The Exchange Notes will be guaranteed pursuant to the terms of the Indenture (as defined below) and the notation thereof endorsed on the Exchange Notes on a senior subordinated basis by the Subsidiary Guarantors (the "Subsidiary Guarantees"). The Exchange Notes will be issued pursuant to an Indenture, dated as of April 14, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors and First Union National Bank, as trustee (the "Trustee").

        As such counsel, we have examined, among other things, (i) the Registration Statement on Form S-4 (File No. 333-56807), as amended, filed by the Registrants with the Securities and


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July 10, 1998
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Exchange Commission (the "Commission") to register under the Securities Act of
1933, as amended, the issuance of the Exchange Notes and the Subsidiary Guarantees, (ii) the Indenture, and (iii) the form of the Exchange Notes to be issued pursuant to the Indenture. The Exchange Notes and the Indenture, which Indenture contains the Subsidiary Guarantees, are sometimes referred to herein collectively as the "Note Documents." We have also examined the proceedings and other actions taken by the Company and the Subsidiary Guarantors in connection with the authorization, execution and delivery of the Indenture and the issuance of the Exchange Notes and the Subsidiary Guarantees thereunder. We have also made such other inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for the purposes of this opinion.

        In rendering this opinion, we have assumed:

        (a) The due and valid execution and delivery of the Indenture by the Trustee, that the Indenture constitutes the legal, valid and binding agreement of the Trustee and that there are no agreements or understandings between or among the parties to any of the Note Documents that would expand, modify or otherwise affect the terms of the Note Documents or the respective rights or obligations of the parties thereunder; we confirm that, to our knowledge, no such other agreement or understanding exists; and

        (b) The genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

        Based upon the foregoing, and in reliance thereon, and subject to receipt by the Company and the Subsidiary Guarantors from the Commission of an order declaring the Registration Statement effective, we are of the opinion that:

        1. The Exchange Notes, when issued and delivered in exchange for the Old Notes in the manner described in the Registration Statement and when executed and authenticated as specified in the Indenture, will be legally issued and will constitute binding obligations of the Company.

        2. The Subsidiary Guarantees, when issued and delivered in connection with the exchange of the Old Notes in the manner described in the Registration Statement and when the Exchange Notes and such Subsidiary Guarantees have been executed and, in the case of the Exchange Notes, authenticated, as specified in the Indenture, will be legally issued and constitute a binding obligation of the Subsidiary Guarantors.


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        The foregoing opinions are subject to the following exceptions, qualifications and limitations:

        A. Our opinions set forth herein are limited to the effect of the present state of applicable laws and to the facts as they presently exist. We assume no obligation to revise or supplement these opinions should the present laws, or the interpretation thereof, be changed or to revise or supplement these opinions in respect of any circumstances or events which occur subsequent to this date.

        B. Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity, at law or in arbitration, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. Without limitation, we express no opinion as to the validity, legally binding nature or enforceability of any provision in the Note Documents relating to indemnification, exculpation, contribution or the ability to obtain specific performance, injunctive relief or other equitable relief as a remedy for noncompliance with any of the Note Documents.

        C. We express no opinion regarding (i) the effectiveness of any waiver (whether or not stated as such) under the Note Documents of, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law, (ii) the effectiveness of any waiver (whether or not stated as such) contained in the Note Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity, (iii) the enforceability of any provision of any Note Document insofar as it provides for the payment or reimbursement of costs and expenses in excess of a reasonable amount determined by any court or other tribunal, (iv) provisions that may be construed as imposing penalties or forfeitures or (v) any provision of the Note Documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

        D. We express no opinion as to (i) the effect on the enforceability of any Subsidiary Guarantee against any Subsidiary Guarantor of any facts or circumstances occurring after the date hereof that would constitute a defense to the obligation of a guarantor or surety or (ii) the effectiveness of any waiver of any such defense by any Subsidiary Guarantor under the Note Documents.


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July 10, 1998
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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

                                       Very truly yours,




                                       /s/ GIBSON, DUNN & CRUTCHER LLP
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                                       GIBSON, DUNN & CRUTCHER LLP




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